UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DIMENSIONAL ETF TRUST
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

6300 Bee Cave Road, Building One, Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest, no par value Dimensional U.S. Equity ETF Dimensional U.S. Small Cap ETF Dimensional U.S. Targeted Value ETF Dimensional U.S. Core Equity 2 ETF	NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-239440

Securities to be registered pursuant to Section 12 (g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Descriptions of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the series of Dimensional ETF Trust (the “Trust”) listed below to be registered hereunder is set forth in Post-Effective Amendment No. 4 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-239440; 811-23580), as filed with the Securities and Exchange Commission on February 26, 2021, which description is incorporated herein by reference.

The series of the Trust that are registering securities, and their I.R.S. Employer Identification Numbers, are as follows:

Dimensional U.S. Equity ETF	52-2339255
Dimensional U.S. Small Cap ETF	95-4709839
Dimensional U.S. Targeted Value ETF	95-4709836
Dimensional U.S. Core Equity 2 ETF	20-8601139

Item 2.	Exhibits

1.
The Trust’s Certificate of Trust is incorporated herein by reference to Exhibit (a)(i) to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-239440; 811-23580), as filed with the Securities and Exchange Commission on June 25, 2020.

2.
The Trust’s Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(ii) to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-239440; 811-23580), as filed with the Securities and Exchange Commission on June 25, 2020.

3.
Amendment No. 1 to the Trust’s Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(ii)(a) to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-239440; 811-23580), as filed with the Securities and Exchange Commission on October 30, 2020.

4.
Amendment No. 2 to the Trust’s Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(ii)(b) to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-239440; 811-23580), as filed with the Securities and Exchange Commission on November 9, 2020.

5.
The Trust’s By-Laws are incorporated herein by reference to Exhibit (b)(i) to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-239440; 811-23580), as filed with the Securities and Exchange Commission on June 25, 2020.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 28th day of May, 2021.

DIMENSIONAL ETF TRUST

By: /s/ Ryan P. Buechner
Name: Ryan P. Buechner
Title: Vice President and Assistant Secretary